UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 25, 2014

FIRSTMERIT CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-11267	34-1339938
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio	44308
(Address of Principal Executive Offices)	(Zip Code)

(330) 996-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 25, 2014, FirstMerit Bank, N.A. (the “Bank”), a national banking association and the principal subsidiary of FirstMerit Corporation, an Ohio corporation (the “Corporation”), issued $250,000,000 aggregate principal amount of 4.270% Subordinated Notes due 2026 (the “Notes”) under the Issuing and Paying Agency Agreement, dated as of November 25, 2014, by and between the Bank and U.S. Bank National Association. The Notes were offered and sold pursuant to Section 16.6 of the regulations of the Office of the Comptroller of the Currency and in reliance upon the Section 3(a)(2) exemption from registration under the Securities Act of 1933, as amended. The Notes are being treated as Tier 2 capital for bank regulatory purposes.

The Notes were offered at a price of 100% of their principal amount, resulting in net proceeds to the Bank (before expenses, but after deduction of discounts and commissions payable to the initial purchasers) of $248,375,000. The Bank intends to use the net proceeds from the offering for general corporate purposes, including initially paying down existing federal funds purchased and securities sold under repurchase agreements, and as capital to support its growth.

Interest payments on the Notes are due on May 25 and November 25 of each year, commencing on May 25, 2015. The Notes mature on November 25, 2026. The Notes are unsecured subordinated obligations of the Bank and are not obligations of, nor are they guaranteed by, the Corporation or any of the Bank’s other affiliates. The Notes are not redeemable by the Bank or callable by the holders of the Notes prior to maturity.

An event of default under the Notes will occur, and the payment of principal of the Notes may be accelerated, only in the event of a receivership or conservatorship, insolvency, liquidation or similar proceeding of the Bank.

In connection with the issuance of the Notes, the Bank entered into an interest rate swap agreement (the “Agreement”) to manage interest rate risk. Under the Agreement, the Bank will receive fixed, semi-annual payments at a rate of 4.270% and will make floating, quarterly payments based on the London Interbank Offered Rate (LIBOR) plus approximately 164 basis points calculated on a notional amount of $250,000,000. The Bank will receive the fixed, semi-annual payments under the Agreement on the same dates that its interest payments are due under the Notes through the maturity of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTMERIT CORPORATION
(Registrant)

By:	/s/ Terrence E. Bichsel
Terrence E. Bichsel
Senior Executive Vice President and Chief Financial Officer

Date: November 25, 2014